UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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ARCONIC INC.

(Name of Registrant as Specified In Its Charter)

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The Company sent the following Tweets under the Twitter handle @arconic (https://twitter.com/arconic):

The Company sent the following Tweets under the Twitter handle @arconic (https://twitter.com/arconic):
Arconic @arconic What do $ARNC customers have to say about current leadership? Read for yourself in our new investor deck: goo.gl/mOXm1q “Under Klaus Kleinfeld’s leadership...Arconic has become a key partner to Airbus for new technologies...As CEO of Airbus, I fully support his continued leadership of Arconic.” -Tom Enders, CEO of Airbus Group Vote using the WHITE proxy card today. Arconic $ARNC leadership successfully executed a complex separation on time and on budget- delivering value for shareholders. goo.gl/mOXm1q Separation launched two strong companies
Total Shareholder Return Since Separation November 1, 2016-March 1, 2017
ARCONIC Vote using the WHITE proxy card today.

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The Company ran the following advertisement in the Axios Pro Rata email newsletter:

A MESSAGE FROM ARCONIC A management team that gets the job done The Company ran the following advertisement in the Axios Pro Rata email newsletter: Transforming a 128-year old company is no easy feat, and the shareholder value unlocked by Arconic’s separation highlights the current leadership’s track record of success. Read why Arconic’s current leadership is the right one to keep the company on a strong path.